Exhibit 99.1

Stanley Black & Decker Announces U.S. Antitrust Clearance of Acquisition of Niscayah

New Britain, Connecticut, Monday, July 18th, 2011

Stanley Black & Decker (NYSE: SWK) (the “Company”) announced today the expiration of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for its previously announced offer to acquire all of the class A and class B shares and warrants of Niscayah Group AB (publ) (“Niscayah”) (OMX: NISC), a leading commercial security and monitoring company specializing in electronic security services and solutions based in Stockholm, Sweden, for SEK 18.00 per share and SEK 0.05 per warrant in cash (the “Offer”). All U.S. antitrust conditions to the Offer have now been satisfied.

The Offer represents a premium of approximately 47% compared to Niscayah’s closing price1 prior to the announcement of Securitas’ offer to acquire Niscayah on May 16, 2011, and a premium of approximately 15% compared to Niscayah’s stock price at close on June 23rd, 2011 (the last trading day prior to the announcement of the Offer). At launch, the Offer represented a 24% premium to the then value of Securitas’ all-stock offer. The independent committee of the board of directors of Niscayah has unanimously recommended that shareholders and warrant holders in Niscayah accept the Offer. Niscayah shareholders representing approximately 19.5% of the shares in Niscayah have committed to accept the Offer, subject to certain conditions.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

The information in this press release was submitted for publication on July 18, 2011 at (4:30 PM CET) (10:30 AM ET).

Cautionary Note Regarding Forward-Looking Statements

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance.

(1)	The closing price for the class B shares in Niscayah on NASDAQ OMX Stockholm on May 13, 2011 (the last trading day prior to the announcement of Securitas’ offer).

Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning: the consummation of the Offer; regulatory filings and approvals; and the market share that would be held by the Company following the acquisition of Niscayah.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011; and other filings the Company makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. The Company makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Contacts (United States):

Kate White Vanek

Vice President, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

(212) 687-8080

Contact (Sweden):

JKL

Erik Nilsson

+ 46 738 394 118